Exhibit 10.1

INDEMNIFICATION AGREEMENT

     This INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into as of this 23rd day of March 2009, by and between Lyris, Inc., a Delaware corporation (the "Company"), and Luis A. Rivera ("Indemnitee").

RECITALS:

     A. Highly competent and experienced persons are reluctant to serve companies as directors, executive officers or in other capacities unless they are provided with adequate protection through insurance and indemnification against claims and actions against them arising out of their service to and activities on behalf of the Company.

     B. The Board of Directors of the Company (the “Board”) has determined that the inability to attract and retain such persons would be detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future.

     C. The Board has also determined that it is reasonable, prudent and necessary for the Company, in addition to purchasing and maintaining directors’ and officers’ liability insurance (or otherwise providing for adequate arrangements of self-insurance), contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be adequately protected.

     D. Indemnitee is willing to serve, continue to serve, and to take on additional service for or on behalf of the Company on the condition that he be indemnified to the fullest extent permitted by law.

     E. Article Seventh of the Certificate of Incorporation requires the Company to indemnify its directors and officers to the fullest extent permitted by law.

AGREEMENTS:

     NOW, THEREFORE, in consideration of the foregoing premises, Indemnitee's agreement to serve as a member of the Board and as an executive officer of the Company, and the covenants contained in this Agreement, the Company and Indemnitee hereby covenant and agree as follows:

     1. CERTAIN DEFINITIONS.

          (a) ACQUIRING PERSON: shall mean any Person other than (i) the Company, (ii) any of the Company's Subsidiaries, (ii) any employee benefit plan of the Company or of a Subsidiary of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (b) CHANGE OF CONTROL: shall be deemed to have occurred upon one or more of the following events:

               (i) an Acquiring Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Company representing 30 percent or more of either (x) the then outstanding shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) or (y) the combined voting power of the then outstanding Voting Securities of the Company; provided, however, that for purposes of this Section 1(b)(i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition by any entity that complies with clauses (A), (B) or (C) or paragraph (iii) below; or

               (ii) members of the Incumbent Board cease for any reason to constitute at least a majority of the Board; or

               (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common equity and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other similar governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding Common Stock and outstanding Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common equity of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination and (C) at least a majority of the members of the board of directors or other similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (iv) the stockholders of the Company approve, in one transaction or a series of transactions, a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets (or, if no such approval is required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or series of related transactions).

          (c) CLAIM: any threatened, pending or completed action, suit, arbitration, investigation, inquiry, alternate dispute resolution mechanism, administrative or legislative hearing, or any other proceeding (including any securities laws action, suit, arbitration, alternative dispute resolution mechanism, hearing or procedure) whether civil, criminal, administrative, arbitrative or investigative and whether or not based upon events occurring, or actions taken, before the date hereof, and any appeal in or related to any such action, suit, arbitration, investigation, hearing or proceeding and any inquiry or investigation (including discovery), whether conducted by or in the right of the Company or any other Person, that Indemnitee in good faith believes could lead to any such action, suit, arbitration, alternative dispute resolution mechanism, hearing or other proceeding or appeal thereof.

          (d) DISINTERESTED DIRECTORS: a director of the Company who at the time of the vote is not a named defendant or respondent in the Claim in respect of which indemnification is sought by Indemnitee.

          (e) EXPENSES: means all attorneys’ fees and disbursements, retainers, accountant’s fees and disbursements, private investigator fees and disbursements, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements, costs or expenses of the types customarily incurred in connection with prosecuting, defending (including affirmative defenses and counterclaims), preparing to prosecute or defend, investigating, being or preparing to be a witness in, or participating in or preparing to participate in (including on appeal) any Claim relating to any Indemnifiable Event. Should any payments by the Company under this Agreement be determined to be subject to any federal, state or local income or excise tax, “Expenses” shall also include such amounts as are necessary to place Indemnitee in the same after-tax position (after giving effect to all applicable taxes) as Indemnitee would have been in had no such tax been determined to apply to such payments.

          (f) INCUMBENT BOARD: individuals who, as of the date hereof, constitute the Board and any other individual who becomes a director of the Company after the date hereof and whose election or appointment by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board.

          (g) INDEMNIFIABLE EVENT: an event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent, or fiduciary of the Company or is, becomes, or was serving at the request of the Company as a director, officer, partner, member, venturer, proprietor, employee, trustee, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, employee benefit plan, trust, or other enterprise, or by reason of any thing done or not done by Indemnitee in any such capacity. For purposes of this Agreement, the Company agrees that Indemnitee's service on behalf of or with respect to any Subsidiary of the Company shall be deemed to be at the request of the Company.

          (h) PERSON: shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity. A Person, together with that Person's Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate, or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting, or disposing of securities of the Company with such Person, shall be deemed a single "Person."

          (i) POTENTIAL CHANGE OF CONTROL: shall be deemed to have occurred if (i) the Company enters into any agreement or agreements, the consummation of which would effect, or could reasonably be expected to effect, a Change of Control; (ii) any Person (including the Company) publicly announces an intention to take or to consider taking actions that, if consummated, would effect, or could reasonably be expected to effect, a Change in Control; (iii) any Acquiring Person who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the then outstanding Voting Securities of the Company increases his beneficial ownership of such securities by 5% or more over the percentage so owned by that Person on the date hereof; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement or otherwise, a Potential Change of Control has occurred.

          (j) SPECIAL COUNSEL: means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither contemporaneously is, nor in the five years theretofore has been, retained to represent: (i) the Company or Indemnitee in any matter material to any such party (other than as Special Counsel under this Agreement or similar agreements), (ii) any other party to the Claim for which Indemnitee is seeking indemnification or (iii) the beneficial owner, directly or indirectly, of securities of the Company representing 5% or more of the combined voting power of the Company’s then outstanding Voting Securities. Notwithstanding the foregoing, the term “Special Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

          (k) SUBSIDIARY: with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned or controlled, directly or indirectly, by that Person.

          (l) VOTING SECURITIES: securities of any class of a Person entitling the holders thereof to vote for the election of, or to appoint, members of the board of directors or other similar governing body of the Person.

     2. SERVICES BY INDEMNITEE. Indemnitee is serving as a director and an executive officer of the Company. Indemnitee may from time to time also agree to serve, as the Company may request from time to time, in another capacity for the Company or as a director, officer, partner, member, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, joint venture, limited liability company, sole proprietorship, trust, employee benefit plan or other enterprise. Indemnitee and the Company each acknowledge that they have entered into this Agreement as a means of inducing Indemnitee to serve, or continue to serve, the Company in such capacities. Indemnitee may at any time and for any reason resign from such position or positions (subject to any other contractual obligation or any obligation imposed by operation of law). The Company shall have no obligation under this Agreement to continue Indemnitee in any such position or positions.

     3. BASIC INDEMNIFICATION AND EXPENSE REIMBURSEMENT ARRANGEMENT.

          (a) Subject to the provisions set forth in Section 4, the Company shall indemnify, and advance Expenses to, Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit. The other provisions set forth in this Agreement are provided in addition to and as a means of furtherance and implementation of, and not in limitation of, the obligations and limitations expressed in this Section 3.

          (b) In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law, against any and all Expenses, judgments, fines, penalties, and amounts paid in settlement (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, or amounts paid in settlement) of or with respect to that Claim or any issue or matters with respect thereto. Notwithstanding the foregoing, the obligations of the Company under this Section 3(b) shall be subject to the condition that no determination (in a written opinion, in any case in which Special Counsel is involved) shall have been made pursuant to any provision of this Agreement that Indemnitee would not be permitted to be indemnified under the terms hereof. Nothing contained in this Agreement shall require any determination under this Section 3(b) to be made prior to the disposition or conclusion of the Claim against the Indemnitee. Nothing in this Section 3(b) shall in any way limit the benefits of any other Section hereunder.

          (c) The Company shall pay any and all Expenses reasonably incurred by, or in the case of retainers to be incurred by, Indemnitee (or, if applicable, reimburse Indemnitee for any and all Expenses incurred by Indemnitee and previously paid by Indemnitee) in connection with any Claim, whether brought by the Company or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to Section 4 hereof (and shall continue to pay such Expenses after such determination and until it shall be ultimately be determined (in a final adjudication by a court from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to Section 5 if the Indemnitee elects to seek such arbitration that Indemnitee is not entitled to be indemnified by the Company) within 10 days after the receipt by the Company of (i) a written request from Indemnitee requesting such payment or payments from time to time, whether prior to or after final disposition of such Claim, and (b) a written affirmation from Indemnitee of Indemnitee’s good faith belief that Indemnitee has met the standard of conduct necessary for Indemnitee to be permitted to be indemnified under applicable law. Any such payment by the Company is referred to herein as an "Expense Advance". In connection with any request for an Expense Advance, if requested by the Company, Indemnitee or Indemnitee's counsel shall submit an affidavit stating that the Expenses incurred were reasonable. Any dispute as to the reasonableness of any Expense shall not delay an Expense Advance by the Company, and the Company agrees that any such dispute shall be resolved only upon the disposition or conclusion of the underlying Claim against the Indemnitee. Indemnitee hereby agrees to reimburse the Company without interest (which agreement shall be an unsecured obligation of Indemnitee) for any Expense Advances to the extent that it shall ultimately be determined (in a final adjudication by a court from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to Section 5 if Indemnitee elects to seek such arbitration) that Indemnitee is not entitled to be indemnified by the Company against such Expenses. Indemnitee shall not be required to provide collateral or otherwise secure the undertaking and agreement described in the prior sentence.

          (d) The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within two business days of that request) advance those costs and expenses to Indemnitee, that are incurred by Indemnitee in connection with any claims asserted against or action brought by Indemnitee for (i) indemnification or an Expense Advance by the Company under this Agreement or any other agreement or provision of the Certificate of Incorporation or Bylaws of the Company now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company or (iii) enforcement of, or claims for breaches of, any provision of this Agreement, in each case regardless of whether Indemnitee ultimately is determined to be entitled to that indemnification, advance expense payment, insurance recovery, enforcement, or damage claim as the case may be and regardless of whether the nature of the proceeding with respect to such matters is judicial, by arbitration, or otherwise.

          (e) If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties, and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

     4. PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

          (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

          (b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 4(a) hereof, a determination, if required by applicable law, with respect to whether Indemnitee is permitted under Section 3 to be indemnified shall be made in accordance with the terms of Section 4(e), in the specific case as follows:

          (i) If a Potential Change in Control or a Change in Control shall have occurred, by Special Counsel (selected in accordance with Section 4(c)) in a written opinion to the Board and Indemnitee, unless Indemnitee shall request that such determination be made by the Board, or a Committee of the Board, in which case by the person or persons or in the manner provided for in clauses (A) or (B) of paragraph (ii) below; or

          (ii) If a Potential Change in Control or a Change in Control shall not have occurred, (A) by the Board by a majority vote of the Disinterested Directors even though less than a quorum of the Board, or (B) by a majority vote of a committee solely of two or more Disinterested Directors designated to act in the matter by a majority vote of all Disinterested Directors even though less than a quorum of the Board, or (C) by Special Counsel selected by the Board or a committee of the Board by a vote as set forth in clauses (A) or (B) of this paragraph (ii), or if such vote is not obtainable or such a committee cannot be established, by a majority vote of all directors.

If it is so determined that Indemnitee is permitted to be indemnified under Section 3, payment to Indemnitee shall be made within 10 days after such determination. Nothing contained in this Agreement shall require that any determination be made under this Section 4 prior to the disposition or conclusion of a Claim against Indemnitee; provided, however, that Expense Advances shall continue to be made by the Company pursuant to, and to the extent required by, the provisions of Section 3. Indemnitee shall cooperate with the Person or Persons making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such Person upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Person or Persons making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company shall indemnify and hold harmless Indemnitee therefrom.

          (c) If a Potential Change in Control or a Change in Control shall not have occurred and the determination of entitlement to indemnification is to be made by Special Counsel, the Company shall give written notice to Indemnitee, within 10 days after receipt by the Company of Indemnitee’s request for indemnification, specifying the identity and address of the Special Counsel so selected. If a Potential Change in Control or a Change in Control shall have occurred and the determination of entitlement to indemnification is to be made by Special Counsel, the Special Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company, within 10 days after submission of Indemnitee’s request for indemnification, specifying the identity and address of the Special Counsel so selected (unless Indemnitee shall request that such selection be made by the Disinterested Directors or a committee of the Board, in which event the Company shall give written notice to Indemnitee within 10 days after receipt of Indemnitee’s request for the Board or a committee of the Disinterested Directors to make such selection, specifying the identity and address of the Special Counsel so selected). In either event, (x) such notice to Indemnitee or the Company, as the case may be, shall be accompanied by a written affirmation of the Special Counsel so selected that it satisfies the requirements of the definition of “Special Counsel” in Section 1 and that it agrees to serve in such capacity and (y) Indemnitee or the Company, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Any objection to the selection of Special Counsel pursuant to this Section 4(c) may be asserted only on the ground that the Special Counsel so selected does not meet the requirements of the definition of “Special Counsel” in Section 1, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is timely made, the Special Counsel so selected may not serve as Special Counsel unless and until a court of competent jurisdiction (the “Court”) has determined that such objection is without merit. In the event of a timely written objection to a choice of Special Counsel, the party originally selecting the Special Counsel shall have seven days to make an alternate selection of Special Counsel and to give written notice of such selection to the other party, after which time such other party shall have five days to make a written objection to such alternate selection. If, within 30 days after submission of Indemnitee’s request for indemnification pursuant to Section 4(a), no Special Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court for resolution of any objection that shall have been made by the Company or Indemnitee to the other’s selection of Special Counsel and/or for the appointment as Special Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Special Counsel under Section 4(b). The Company shall pay any and all fees and expenses reasonably incurred by such Special Counsel in connection with acting pursuant to Section 4(b) and the Company shall pay all fees and expenses reasonably incurred incident to the procedures of this Section 4(c), regardless of the manner in which such Special Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 5, Special Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

          (d) In the event of a Potential Change in Control or a Change in Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee (the "Trust") and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, and defending any Claim relating to an Indemnifiable Event, and any and all judgments, fines, penalties, and settlement amounts (including all interest, assessments, and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties, and settlement amounts) of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated, or proposed to be paid. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Special Counsel (or other Person(s) making the determination of whether Indemnitee is permitted to be indemnified by applicable law). The terms of the Trust shall provide that, upon a Change in Control, (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee; (ii) the trustee of the Trust shall advance, within two business days of a request by Indemnitee, any and all expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the trust under the circumstances in which Indemnitee would be required to reimburse the Company for Expense Advances under Section 3(c) of this Agreement); (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above; (iv) the trustee of the Trust shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in that Trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement and shall be an institution that is not affiliated with Indemnitee. The trustee of the Trust shall be chosen by Indemnitee. Nothing in this Section 4(d) shall relieve the Company of any of its obligations under this Agreement.

          (e) PRESUMPTION AND EFFECT OF CERTAIN PROCEEDINGS.

          (i) Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification under Section 4(a), and the Company shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. Such presumption shall be used by Special Counsel (or other Person or Persons determining entitlement to indemnification) as a basis for a determination of entitlement to indemnification unless the Company provides information sufficient to overcome such presumption by clear and convincing evidence or unless the investigation, review and analysis of Special Counsel (or such other Person or Persons) convinces Special Counsel by clear and convincing evidence that the presumption should not apply.

          (ii) If the Person or Persons empowered or selected under Section 4 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request by Indemnitee therefor, the determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the Person or Persons making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating to such determination; and provided, further, that the 60-day limitation set forth in this Section 4(e)(ii) shall not apply and such period shall be extended as necessary if the determination of entitlement to indemnification is to be made by Special Counsel pursuant to Section 4(b)(i) of this Agreement, in which case the applicable period shall be as set forth in Section 5(a)(iii).

          (iii) The termination of any Claim, issue or matter by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) by itself adversely affect the rights of Indemnitee to indemnification or create a presumption that Indemnitee failed to meet any particular standard of conduct, that Indemnitee had any particular belief, or that a court has determined that indemnification is not permitted by applicable law. Indemnitee shall be deemed to have been found liable in respect of any Claim, issue or matter only after Indemnitee shall have been so adjudged by the Court after exhaustion of all appeals therefrom.

     5. CERTAIN REMEDIES OF INDEMNITEE.

          (a) If (i) a determination is made pursuant to Section 4 that Indemnitee is not entitled to indemnification under this Agreement; (ii) there has been any failure by the Company to make timely payment or advancement of any amounts due hereunder (including, without limitation, any Expense Advances); or (iii) the determination of entitlement to indemnification is to be made by Special Counsel pursuant to Section 4(b) and such determination shall not have been made and delivered in a written opinion within 90 days after the latest of (A) such Special Counsel’s being appointed, (B) the overruling by the Court of objections to such counsel’s selection, or (C) expiration of all periods for the Company or Indemnitee to object to such counsel’s selection, Indemnitee shall be entitled to commence an action seeking an adjudication in the Court of Indemnitee’s entitlement to such indemnification or advancements due hereunder, including, without limitation, Expense Advances. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association. Indemnitee shall commence such action seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such action pursuant to this Section 4.1, or such right shall expire. The Company agrees not to oppose Indemnitee’s right to seek any such adjudication or award in arbitration and it shall continue to pay Expense Advances pursuant to Section 3(c) until it shall ultimately be determined (in a final adjudication by a court from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to this Section 5(a) if Indemnitee elects to seek such arbitration) that Indemnitee is not entitled to be indemnified by the Company against such Expenses.

          (b) If a determination shall have been made pursuant to Section 4 that Indemnitee is not entitled to indemnification under this Agreement, any judicial proceeding or arbitration commenced pursuant to this Agreement shall be conducted in all respects as a de novo trial or arbitration on the merits, and Indemnitee shall not be prejudiced by reason of such initial adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Agreement, Indemnitee shall be presumed to be entitled to indemnification or advancement of Expenses, as the case may be, under this Agreement and the Company shall have the burden of proof in overcoming such presumption and to show by clear and convincing evidence that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

          (c) If a determination shall have been made or deemed to have been made pursuant to Section 4 that Indemnitee is entitled to indemnification, the Company shall be irrevocably bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 5, and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable.

          (d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 5 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

     6. CONTRIBUTION.

          (a) CONTRIBUTION PAYMENT. To the extent the indemnification provided for under any provision of this Agreement is determined (in the manner hereinabove provided) not to be permitted under applicable law, then in the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company, in lieu of Indemnifying Indemnitee, shall contribute to the amount of any and all Expenses, judgments, fines, or penalties assessed against or incurred or paid by Indemnitee on account of that Claim and any and all amounts paid in settlement of that Claim (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, or amounts paid in settlement) for which such indemnification is not permitted ("Contribution Amounts"), in such proportion as is appropriate to reflect the relative fault with respect to the Indemnifiable Event giving rise to the Contribution Amounts of Indemnitee, on the one hand, and of the Company and any and all other parties (including officers and directors of the Company other than Indemnitee) who may be at fault with respect to such Indemnifiable Event (collectively, including the Company, the "Third Parties") on the other hand.

          (b) RELATIVE FAULT. The relative fault of the Third Parties and the Indemnitee shall be determined (i) by reference to the relative fault of Indemnitee as determined by the court or other governmental agency assessing the Contribution Damages or (ii) to the extent such court or other governmental agency does not apportion relative fault, by the Reviewing Party (which shall include Special Counsel) after giving effect to, among other things, the relative intent, knowledge, access to information, and opportunity to prevent or correct the applicable Indemnifiable Event and other relevant equitable considerations of each party. The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(b).

     7. ACTION OF OTHERS. The knowledge and/or actions, or failure to act, of any director, officer, agent, or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.

     8. NON-EXCLUSIVITY. The rights of Indemnitee to receive indemnification and advancement of Expenses under this Agreement shall be in addition to, and shall not be deemed exclusive of, any other rights Indemnitee may have under the Company's Bylaws or Certificate of Incorporation or the Delaware General Corporation Law, other applicable law, any vote of the stockholders of the Company, any other agreement or otherwise. No amendment or alteration of the Company’s Bylaws or Certificate of Incorporation or any provision thereof shall adversely affect Indemnitee’s rights hereunder and such rights shall be in addition to any rights Indemnitee may have under the Company’s Bylaws and Certificate of Incorporation and the Delaware General Corporation Law or other applicable law. To the extent that a change in the Delaware General Corporation Law or other applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Bylaws or Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by that change. Any amendment, alteration or repeal of the Delaware General Corporation Law that adversely affects any right of Indemnitee shall be prospective only and shall not limit or eliminate any such right with respect to any Claim involving any occurrence or alleged occurrence of any action or omission to act that took place before such amendment or repeal.

     9. INSURANCE AND SUBROGATION.

          (a) To the extent the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or for individuals serving at the request of the Company as directors, officers, partners, members, venturers, proprietors, trustees, employees, agents, fiduciaries or similar functionaries of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies.

          (b) In the event of any payment by the Company under this Agreement for which reimbursement is available under any insurance policy or policies obtained by the Company, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee under such insurance policy or policies, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights, provided that all Expenses relating to such action shall be borne by the Company.

          (c) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under the Certificate of Incorporation or Bylaws, or any insurance policy, contract, agreement or otherwise.

          (d) The parties hereto recognize that the Company may, but except as otherwise provided in this Agreement, is not required to, procure or maintain insurance or other similar arrangements, at its expense, to protect itself and any person, including Indemnitee, who is or was a director, officer, employee, agent or fiduciary of the Company or who is or was serving at the request of the Company as a director, officer, partner, member, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against or incurred by such person, in such a capacity or arising out of the person’s status as such a person, whether or not the Company would have the power to indemnify such person against such expense or liability or loss. In considering the cost and availability of such insurance, the Company (through the exercise of the business judgment of its directors and officers) may, from time to time, purchase insurance which provides for certain (i) deductibles, (ii) limits on payments required to be made by the insurer, or (iii) coverage which may not be as comprehensive as that previously included in insurance purchased by the Company or its predecessors. The purchase of insurance with deductibles, limits on payments and coverage exclusions, even if in the best interest of the Company, may not be in the best interest of Indemnitee. In order to protect Indemnitee who would otherwise be more fully or entirely covered under such policies, the Company shall, to the maximum extent permitted by applicable law, indemnify and hold Indemnitee harmless to the extent (i) of such deductibles, (ii) of amounts exceeding payments required to be made by an insurer, or (iii) of amounts that prior policies of directors’ and officers’ liability insurance held by the Company or its predecessors have provided for payment to Indemnitee, if Indemnitee is or is threatened to be made a party to any Claim. The obligation of the Company in the preceding sentence shall be without regard to whether the Company would otherwise be required to indemnify such officer or director under the other provisions of this Agreement, or under any law, agreement, or vote of directors or other arrangement. Without limiting the generality of any provision of this Agreement, the procedures in Section 4 hereof shall, to the extent applicable, be used for determining entitlement to indemnification under this Section 9(d).

          (e) If Indemnitee is a director of the Company, the Company will advise the Board of any proposed material reduction in the coverage for Indemnitee to be provided by the Company’s directors’ and officers’ liability insurance policy and will not effect such a reduction with respect to Indemnitee without the prior approval of at least 80% of the members of the Board.

          (f) If Indemnitee is a director of the Company during the term of this Agreement and if Indemnitee ceases to be a director of the Company for any reason, the Company shall procure a run-off directors’ and officers’ liability insurance policy with respect to claims arising from facts or events that occurred before the time Indemnitee ceased to be a director of the Company and covering Indemnitee, which policy, without any lapse in coverage, will provide coverage for a period of six years after the time Indemnitee ceased to be a director of the Company and will provide coverage (including amount and type of coverage and size of deductibles) substantially comparable to the Company’s directors’ and officers’ liability insurance policy that was most protective of Indemnitee in the 12 months preceding the time Indemnitee ceased to be a director of the Company; provided, however, that:

               (i) this obligation shall be suspended during the period immediately following the time Indemnitee ceases to be a director of the Company if and only so long as the Company has a directors’ and officers’ liability insurance policy in effect covering Indemnitee for such claims that, if it were a run-off policy, would meet or exceed the foregoing standards, but in any event this suspension period shall end when a Change in Control occurs; and

               (ii) no later than the end of the suspension period provided in the preceding clause (i) (whether because of failure to have a policy meeting the foregoing standards or because a Change in Control occurs), the Company shall procure a run-off directors’ and officers’ liability insurance policy meeting the foregoing standards and lasting for the remainder of the six-year period.

          (g) Notwithstanding the preceding clause (f) including the suspension provisions therein, if Indemnitee ceases to be a director of the Company in connection with a Change in Control or at or during the one-year period following the occurrence of a Change in Control, the Company shall procure a run-off directors’ and officers’ liability insurance policy covering Indemnitee and meeting the foregoing standards in clause (f) and lasting for a six-year period upon the Indemnitee’s ceasing to be an officer or a director of the Company in such circumstances.

     10. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee or Indemnitee's spouse, heirs, executors, or personal or legal representatives after the expiration of one year from the date of accrual of that cause of action, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within that one-year period; provided, however, that for any claim based on Indemnitee’s breach of fiduciary duties to the Company or its stockholders, the period set forth in the preceding sentence shall be three years instead of one year; provided, further, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

     11. AMENDMENTS. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provision of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall that waiver constitute a continuing waiver.

     12. CERTAIN SETTLEMENT PROVISIONS. The Company shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of a Claim without the Company’s prior written consent. The Company shall not settle any Claim in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

     13. DURATION OF AGREEMENT. This Agreement shall continue for so long as Indemnitee serves as a director, officer, employee, agent or fiduciary of the Company or, at the request of the Company, as a director, officer, partner, member, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, and thereafter shall survive until and terminate upon the later to occur of: (a) the expiration of 20 years after the latest date that Indemnitee shall have ceased to serve in any such capacity; (b) the final termination of all pending Claims in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 4 relating thereto; or (c) the expiration of all statutes of limitation applicable to possible Claims arising out of an Indemnifiable Event.

     14. NOTICE OF CLAIMS. Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document or communication relating to any Claim for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder; provided, however, that any failure of Indemnitee to so notify the Company shall not adversely affect Indemnitee’s rights under this Agreement except to the extent the Company shall have been materially prejudiced as a direct result of such failure. The Company shall promptly notify Indemnitee in writing as to the pendency of any Claim for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder.

     15. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or another enterprise at the Company's request.

     16. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, that provision shall be fully severable; this Agreement shall be construed and enforced as if that illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of that illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     17. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in that state without giving effect to the principles of conflicts of laws.

     18. CERTAIN CONSTRUCTION RULES.

          (a) The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, unless otherwise provided to the contrary, (1) all references to days shall be deemed references to calendar days and (2) any reference to a “Section” shall be deemed to refer to a section of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

          (b) For purposes of this Agreement, references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company or any of its Subsidiaries which imposes duties on, or involves services by, such director, nominee, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

     19. CERTAIN PERSONS NOT ENTITLED TO INDEMNIFICATION. The Company shall not be obligated pursuant to the terms of this Agreement:

          (a) To indemnify Indemnitee if (and to the extent that) a final decision by a court or arbitration body having jurisdiction in the matter shall determine that such indemnification is not lawful; or

          (b) To indemnify Indemnitee for the payment to the Company of profits pursuant to Section 16(b) of the Exchange Act, or Expenses incurred by Indemnitee for Claims in connection with such payment under Section 16(b) of the Exchange Act.

     20. MUTUAL ACKNOWLEDGMENTS. Both the Company and Indemnitee acknowledge that in certain instances, applicable law (including applicable federal law that may preempt or override applicable state law) or public policy may prohibit the Company from indemnifying the directors, officers, employees, agents or fiduciaries of the Company under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the U.S. Securities and Exchange Commission has taken the position that indemnification of directors, officers and controlling Persons of the Company for liabilities arising under federal securities laws is against public policy and, therefore, unenforceable. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee. In addition, the Company and Indemnitee acknowledge that federal law prohibits indemnifications for certain violations of the Employee Retirement Income Security Act of 1974, as amended.

     21. INDEMNIFICATION FOR NEGLIGENCE, GROSS NEGLIGENCE, ETC. Without limiting the generality of any other provision hereunder, it is the express intent of this Agreement that Indemnitee be indemnified and Expenses be advanced regardless of Indemnitee’s acts of negligence or gross negligence to the extent that indemnification and advancement of Expenses is allowed pursuant to the terms of this Agreement and under applicable law.

     22. ENTIRE AGREEMENT. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby, including any prior indemnification agreements, are expressly superseded by this Agreement.

     23. ENFORCEMENT. The Company agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court or arbitration in which a proceeding by Indemnitee for enforcement of Indemnitee’s rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Company to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Company of its obligations under this Agreement. The Company agrees not to seek, and agrees to waive any requirement for the securing or posting of, a bond in connection with Indemnitee’s seeking or obtaining such relief.

     24. NOTICES. Whenever this Agreement requires or permits notice to be given by one party to the other, such notice must be in writing to be effective and shall be deemed delivered and received by the party to whom it is sent upon actual receipt (by any means) of such notice. Receipt of a notice by any officer of the Company shall be deemed receipt of such notice by the Company.

     25. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

     EXECUTED as of the date first written above.

LYRIS, INC.

By:
/s/ William T. Comfort, III

/s/ Luis A. Rivera, Indemnitee

Schedule I

1.	The Company entered into an Indemnification Agreement with each of William T. Comfort, III, James A. Urry, Andrew Richard Blair, Nicolas De Santis Cuadra, and Robb Wilson that is otherwise identical to the one entered into with Luis A. Rivera.